                                                                   Exhibit 10.36

                              PREPAYMENT AGREEMENT


         PREPAYMENT AGREEMENT (this "Agreement"), dated as of March 25, 2002, between Printcafe Software, Inc., a Delaware corporation (the "Borrower"), formerly known as printCafe, Inc. and Iris Graphics Inc., a Delaware corporation (the "Lender") and a wholly-owned subsidiary of Creo Inc., a federally incorporated Canadian corporation.

         WHEREAS, the Borrower and the Lender are parties to a Credit Agreement dated as of December 31, 2001 (the "Credit Agreement"); and

         WHEREAS, the Borrower and the Lender wish to provide for the prepayment by the Borrower of the outstanding principal balance of the Term Loan, together with all accrued interest thereon, upon the consummation of the Borrower's initial public offering of shares of its common stock.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

         1. Definitions. "IPO" shall have the meaning ascribed to such term in the Borrower's Sixth Amended and Restated Certificate of Incorporation. All other capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

         2. Prepayment. Within two business days of the consummation of the Borrower's IPO, the Borrower shall pay the Lender the following amounts in full satisfaction of all outstanding Obligations under the Credit Agreement and the other Loan Documents: (i) the outstanding principal balance of the Term Loan, which amount is $23,600,000; (ii) all accrued and unpaid interest on the Term Loan through and including the date of prepayment; and (iii) a fee in the amount of $3,500,000 (the sum of the amounts in clauses (i), (ii), and (iii) of this Section 2, the "Payoff Amount"); provided, however, that in the event that the IPO does not occur by June 30, 2002, the Payoff Amount shall equal all accrued and unpaid interest on the Term Loan through and including the date of prepayment plus the following principal and prepayment fee amounts based on the period in which the prepayment is made, as set forth below:

                  PERIOD                       PRINCIPAL                   PREPAYMENT FEE
         04/01/02 through 06/30/02            $23,600,000                    $3,500,000
         07/01/02 through 09/30/02            $23,600,000                    $3,000,000
         10/01/02 through 12/31/02            $23,600,000                    $2,500,000
         01/01/03 through 03/31/03            $23,600,000                    $2,000,000
         04/01/03 through 06/30/03            $23,600,000                    $1,500,000
         07/01/03 through 09/30/03            $23,600,000                    $1,000,000
         10/01/03 through 12/31/03            $23,600,000                    $  500,000
          01/01/04 and any period             $23,600,000          As set forth under the terms of
                   thereafter                                           the Credit Agreement

         3. Lender's Acknowledgment. The Lender acknowledges and agrees that upon, and effective as of, the time of receipt by the Lender of the Payoff Amount all indebtedness of the Borrower to the Lender under the Credit Agreement, any Note or any other Loan Document shall be fully paid and discharged; all security interests and other liens granted to or held by the Lender as security for such indebtedness shall be forever satisfied, released, and discharged; and all other Obligations owing to the Lender under the Credit Agreement, any Note or any other Loan Document shall be released and discharged (except only those that are specified in the Credit Agreement, Note or any other Loan Document as surviving such agreement's termination which shall, as so specified, survive without prejudice and remain in full force and effect).

         4. Termination of Liens. The Lender shall promptly deliver to the Borrower or the Borrower's representatives, such instruments of release and discharge pertaining to any security interest or lien granted to or held by Lender as security for the indebtedness of the Borrower to the Lender under the Credit Agreement, any Note or any other Loan Document in any of the property of the Borrower as the Borrower may reasonably request to effectuate, or reflect of public record, the release and discharge of all such security interests and liens. The Lender shall promptly deliver to the Borrower any Collateral held by the Lender. The Lender authorizes the Borrower or its representatives to terminate any outstanding financing statements filed pursuant to the Uniform Commercial Code in order to effectuate the foregoing.

         5. Payment of Lender's Expenses. The Borrower agrees to pay the reasonable fees and expenses of counsel and accountants for the Lender incurred in connection with the negotiation, documentation, and delivery of this Agreement in an aggregate amount not to exceed $5,000.

         6. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:         Printcafe Software, Inc.
                           Forty 24th Street
                           Pittsburgh, PA 15222
                           Attention: President
                           Telecopy: (412) 456-1151
                           Telephone: (412) 456-1141

         Lender:           Iris Graphics Inc.
                           3 Federal Street
                           Billerica, MA 01821
                           Attention: Stephen Avedikian, President
                           Telecopy: (978) 313-4740
                           Telephone: (978) 313-4747


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         7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and all future holders of the Term Loan, and their respective successors and assigns.

         8. Counterparts; Facsimile. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         9. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                                           PRINTCAFE SOFTWARE, INC.



                                           By:  /s/ Joseph J. Whang
                                                ------------------------------
                                           Name:  Joseph J. Whang
                                           Title:  CFO & COO



                                           IRIS GRAPHICS INC.



                                           By:  /s/ M. Dance
                                                ------------------------------
                                           Name:  M. Dance
                                           Title:  Director



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